UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2013

OLD POINT FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Mellen Street
Hampton, Virginia  23663
(Address of principal executive offices)  (Zip Code)

(757)728-1200
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2013, the Board of Directors of Old Point Financial Corporation approved the 2013 target bonuses and performance goals for the Company’s exempt employees, including the named executive officers, under the Company’s Management Incentive Plan as recommended by the Compensation Committee.

Short-Term Cash Incentive Awards.  The 2013 performance targets are based on the measures and weights listed below.  Depending on the company’s 2013 performance with respect to these measures, the Company’s named executive officers, among others, may earn a short-term cash incentive award for 2013 in a range from 0% to 17.75% of their 2013 annualized base salary, subject to adjustment at the discretion of certain officers of the Company.

Measure	Weighting
Average Loan Growth (Bank)	10%
Asset Quality Improvement (Bank)	10%
Average Growth in Low-Cost Funding (Bank)	10%
Revenue Growth (Trust)	10%
Improvement in the net noninterest expense to average assets ratio (Consolidated)	10%
Earnings Growth (Consolidated)	40%
Achievement of Nonfinancial Goals as Determined by the Board of Directors (Consolidated)	10%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Point Financial Corporation
Registrant

Date: February 13, 2013	/s/ Robert F. Shuford, Sr.
Robert F. Shuford, Sr.
Chairman of the Board
President & Chief Executive Officer